Exhibit 99.1

FOR IMMEDIATE RELEASE

STONERIDGE REPORTS STRONG THIRD-QUARTER 2019 RESULTS

ADJUSTING GUIDANCE FOR IMPACT OF GM STRIKE AND CURRENCY
EXPECTING TO OFFSET ALL OTHER ADVERSE EXTERNAL FACTORS

2019 Third-Quarter Results

•	Earnings per diluted share (“EPS”) of $0.24
•	Adjusted EPS of $0.37
•	Sales of $203.4 million
•	Gross profit of $51.9 million
•	Adjusted gross profit of $54.4 million (26.7% of sales)
•	Operating income of $9.3 million
•	Adjusted operating income of $13.7 million (6.7% of sales)
•	Adjusted EBITDA of $21.5 million (10.6% of sales)

Adjusted Full-Year Guidance Update

•	Adjusted revenue guidance midpoint of $817.5 million, a decrease of $22.5 million to reflect the impact of reduced production volumes in the North American passenger car and European commercial vehicle markets, the General Motors (GM) strike and unfavorable currency impacts in the second half of the year
•	Adjusted gross margin guidance midpoint of 27.5%, a decrease of 175 basis points
•	Adjusted operating margin guidance midpoint of 6.5%, a decrease of 62.5 basis points
•	Adjusted tax rate guidance midpoint of 16.25%, a decrease of 375 basis points
•	Adjusted EPS guidance midpoint of $1.55, a decrease of $0.11
o	Reduced production volumes forecasted to impact second half adjusted EPS by $0.15
o	GM strike forecasted to impact second half adjusted EPS by $0.07
o	Currency forecasted to impact second half adjusted EPS by $0.04
o	Reducing full-year adjusted EPS guidance by adverse impacts of GM strike and currency ($0.11). Expecting to offset all other adverse external factors ($0.15).
•	Adjusted EBITDA margin guidance of 10.5%, a decrease of 50 basis points

NOVI, Mich. – October 30, 2019 – Stoneridge, Inc. (NYSE: SRI) today announced financial results for the third quarter ended September 30, 2019, with sales of $203.4 million and earnings per diluted share of $0.24. Adjusted EPS was $0.37 for the third quarter, considering normalizing adjustments primarily related to fair value adjustments and restructuring expenses. The exhibits attached hereto provide additional detail on the normalizing adjustments.

For the third quarter of 2019, Stoneridge reported gross profit of $51.9 million and adjusted gross profit of $54.4 million (26.7% of sales). Operating income was $9.3 million and adjusted operating income was $13.7 million (6.7% of sales). Adjusted EBITDA was $21.5 million (10.6% of sales).

“In the third quarter, and particularly near the end of the quarter, we experienced stronger-than-expected external headwinds related to production volumes, the GM strike and the continued unfavorable impact of foreign currency,” said Jon DeGaynor, president and chief executive officer. “Despite these externalities we were able to deliver another quarter of strong financial performance while continuing to drive our long-term strategy. During the quarter we announced our second OEM MirrorEye® camera monitor system (CMS) award and continued to make progress toward a broader rollout of our retrofit solution. In addition to the traditional retrofit market we have discussed previously, we also expect a major, global commercial vehicle OEM to start offering a pre-wire option direct from the factory, beginning in early 2020. The pre-wiring will be specific to the MirrorEye® CMS and will reduce installation time and costs for the end customer.”

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DeGaynor continued, “In addition to the progress we are making with MirrorEye®, we continue to evaluate our portfolio and the ability to utilize our global footprint to drive growth and improved financial performance. As a result, we have completed our strategic review of the switches and controls business within Electronics and plan to move that business to our new facility in Suzhou, China. We plan to move the business in two phases with the first phase, and majority of the business, targeted for completion mid-2021, and the second phase targeted for completion mid-2022. We anticipate the planned move of those products to generate an additional 50 to 100 basis points of consolidated EBITDA margin improvement. The planned move will allow us to not only generate a reasonable financial return for the portfolio, but it will also allow us to retain the core competencies within the product group that we expect will drive top-line growth and additional opportunities with our customers moving forward. We remain focused on both driving performance to offset external headwinds and continuing to execute on our long-term strategic plan.”

Third Quarter in Review

Control Devices sales, excluding the impact of recently divested non-core product lines, totaled $99.1 million, a slight increase relative to the third quarter of 2018. The increase is due to higher sales volume in our China automotive market and North American and European commercial vehicle markets, which were offset by decreased sales volume in the North American automotive market, primarily due to the continued ramp-down of legacy Shift-by-Wire programs. Control Devices gross margin decreased primarily due to increased overhead and direct material costs due to increased expediting and tariff costs compared to the third quarter of 2018. The segment’s adjusted operating income decreased due to a lower gross margin, partially offset by reduced SG&A and D&D costs, resulting in adjusted operating margin of 12.4%, excluding the impact of recently divested non-core product lines.

Electronics’ sales of $87.0 million decreased by 4.0% relative to the third quarter of 2018, primarily due to unfavorable currency translation partially offset by an increase in sales volume in our North American commercial vehicle market. Electronics segment gross margin decreased due to lower sales, an unfavorable product mix and increased costs related to electronic component shortages resulting in increased direct material costs. The segment’s adjusted operating income decreased as a result of a lower gross margin, partially offset by reduced SG&A and D&D costs.

PST sales of $16.5 million decreased due to lower volumes in the Company’s Argentina aftermarket channel, alarm and audio products, as well as lower monitoring products and service revenues. The segment’s gross margin declined due to the reduction in sales and higher labor and overhead costs as a percent of revenue. PST adjusted operating margin decreased to 3.0% due to a lower gross margin and higher SG&A and D&D costs as a percentage of sales.

Cash and Debt Balances

As of September 30, 2019, Stoneridge had cash and cash equivalent balances totaling $55.3 million. Total debt as of September 30, 2019, was $111.8 million. Total debt less cash and cash equivalents yielded a current net debt to trailing-twelve-month adjusted EBITDA ratio of approximately 0.6x.

2019 Outlook

Bob Krakowiak, executive vice president and chief financial officer, commented: “For the full-year 2019, we are adjusting our guidance to reflect current market conditions as well as the offsetting actions we took during the third quarter. We forecast a revenue impact of approximately $26 million for the second half of the year as a result of the GM strike, reduced production volumes and the unfavorable impact of foreign currency. As a result of these externalities, we are reducing the midpoint of our revenue guidance by $22.5 million to $817.5 million. These factors are expected to reduce second half adjusted EPS by $0.26 relative to our prior guidance. We have taken aggressive actions and expect to offset a significant portion of these externalities and as a result we are reducing the midpoint of our full-year adjusted EPS guidance by $0.11 to $1.55.”

Conference Call on the Web

A live internet broadcast of Stoneridge’s conference call regarding 2019 third-quarter results can be accessed at 9:00 a.m. Eastern Standard Time on Thursday, October 31, 2019, at www.stoneridge.com. A webcast replay will also be offered.

About Stoneridge, Inc.

Stoneridge, Inc., headquartered in Novi, Michigan, is an independent designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the automotive, commercial, motorcycle, off-highway and agricultural vehicle markets. Additional information about Stoneridge can be found at www.stoneridge.com.

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Forward-Looking Statements

Statements in this release contain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this report and may include statements regarding the intent, belief or current expectations of the Company, with respect to, among other things, our (i) future product and facility expansion, (ii) acquisition strategy, (iii) investments and new product development, (iv) growth opportunities related to awarded business and (v) operational expectations. Forward-looking statements may be identified by the words “will,” “may,” “should,” “designed to,” “believes,” “plans,” “projects,” “intends,” “expects,” “estimates,” “anticipates,” “continue” and similar words and expressions. The forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other factors:

•	the reduced purchases, loss or bankruptcy of a major customer or supplier;
•	the costs and timing of business realignment, facility closures or similar actions;
•	a significant change in automotive, commercial, off-highway, motorcycle or agricultural vehicle production;
•	competitive market conditions and resulting effects on sales and pricing;
•	the impact of changes in foreign currency exchange rates on sales, costs and results, particularly the Argentinian peso, Brazilian real, Chinese renminbi, euro, Mexican peso and Swedish krona;
•	our ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions;
•	customer acceptance of new products;
•	our ability to successfully launch/produce products for awarded business;
•	adverse changes in laws, government regulations or market conditions, including tariffs, affecting our products or our customers’ products;
•	our ability to protect our intellectual property and successfully defend against assertions made against us;
•	liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers;
•	labor disruptions at our facilities or at any of our significant customers or suppliers;
•	the ability of our suppliers to supply us with parts and components at competitive prices on a timely basis, including the impact of potential tariffs and trade considerations on their operations and output;
•	the amount of our indebtedness and the restrictive covenants contained in the agreements governing our indebtedness, including our revolving credit facility;
•	capital availability or costs, including changes in interest rates or market perceptions;
•	the failure to achieve the successful integration of any acquired company or business;
•	risks related to a failure of our information technology systems and networks, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber-attack and other similar disruptions; and
•	the items described in Part I, Item IA (“Risk Factors”) of our 2018 10-K filed with the SEC.

The forward-looking statements contained herein represent our estimates only as of the date of this release and should not be relied upon as representing our estimates as of any subsequent date.  While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements or otherwise.

Use of Non-GAAP Financial Information
This press release contains information about Stoneridge's financial results which is not presented in accordance with accounting principles generally accepted in the United States ("GAAP"). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. The provision of these non-GAAP financial measures for 2018 and 2019 is not intended to indicate that Stoneridge is explicitly or implicitly providing projections on those non-GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably predict.

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Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that adjusted sales, adjusted gross profit, adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA, and associated margins, are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods.

Adjusted sales, adjusted sales excluding divested non-core product lines, Adjusted gross profit, adjusted operating income, adjusted operating income excluding divested non-core product lines, adjusted net income, adjusted earnings per diluted share and adjusted EBITDA should not be considered in isolation or as a substitute for gross profit, operating income, net income, earnings per diluted share, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP.

For more information, contact Matthew R. Horvath, Director Investor Relations and Corporate Development (Matthew.Horvath@Stoneridge.com)

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CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended		Nine months ended
	September 30,		September 30,
(in thousands, except per share data)	2019	2018	2019	2018

Net sales	$203,386	$208,853	$643,924	$655,385
Costs and expenses:
Cost of goods sold	151,531	145,568	474,389	456,713
Selling, general and administrative	30,978	32,589	94,088	105,106
Gain on disposal of non-core products, net	-	-	(33,599)	-
Design and development	11,554	12,384	38,838	39,226
Operating income	9,323	18,312	70,208	54,340
Interest expense, net	1,149	1,155	3,153	3,679
Equity in earnings of investee	(318)	(249)	(1,230)	(1,435)
Other income (loss), net	381	647	(148)	(216)
Income before income taxes	8,111	16,759	68,433	52,312
Provision for income taxes	1,450	3,467	12,351	10,520
Net income	$6,661	$13,292	$56,082	$41,792
Earnings per share:
Basic	$0.24	$0.47	$2.01	$1.47
Diluted	$0.24	$0.46	$1.97	$1.44
Weighted-average shares outstanding:
Basic	27,370	28,453	27,929	28,384
Diluted	27,796	29,065	28,425	29,073

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CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(in thousands)	2019	2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$55,263	$81,092
Accounts receivable, less reserves of $1,752 and $1,243, respectively	143,628	139,076
Inventories, net	103,597	79,278
Prepaid expenses and other current assets	28,754	20,731
Total current assets	331,242	320,177
Long-term assets:
Property, plant and equipment, net	118,062	112,213
Intangible assets, net	56,926	62,032
Goodwill	34,867	36,717
Operating lease right-of-use asset	20,899	-
Investments and other long-term assets, net	32,008	28,380
Total long-term assets	262,762	239,342
Total assets	$594,004	$559,519

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of debt	$2,752	$1,533
Accounts payable	95,804	87,894
Accrued expenses and other current liabilities	62,092	57,880
Total current liabilities	160,648	147,307
Long-term liabilities:
Revolving credit facility	108,500	96,000
Long-term debt, net	559	983
Deferred income taxes	13,374	14,895
Operating lease long-term liability	17,059	-
Other long-term liabilities	17,284	17,068
Total long-term liabilities	156,776	128,946
Shareholders' equity:
Preferred Shares, without par value, 5,000 shares authorized, none issued	-	-
Common Shares, without par value, 60,000 shares authorized, 28,966 and 28,966 shares issued and 27,402 and 28,488 shares outstanding at September 30, 2019 and December 31, 2018, respectively, with no stated value	-	-
Additional paid-in capital	224,251	231,647
Common Shares held in treasury, 1,564 and 478 shares at September 30, 2019 and December 31, 2018, respectively, at cost	(50,836)	(8,880)
Retained earnings	202,333	146,251
Accumulated other comprehensive loss	(99,168)	(85,752)
Total shareholders' equity	276,580	283,266
Total liabilities and shareholders' equity	$594,004	$559,519

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CONSOLIDATED STATEMENTS OF CASH FLOWS

Nine months ended September 30, (in thousands)	2019	2018

OPERATING ACTIVITIES:
Net income	$56,082	$41,792
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation	18,227	17,073
Amortization, including accretion and write-off of deferred financing costs	5,035	5,112
Deferred income taxes	4,374	2,399
Earnings of equity method investee	(1,230)	(1,435)
Gain on sale of fixed assets	(132)	(21)
Share-based compensation expense	4,699	4,214
Tax benefit related to share-based compensation expense	(655)	(879)
Gain on disposal of non-core products, net	(33,599)	-
Change in fair value of earn-out contingent consideration	1,862	1,918
Changes in operating assets and liabilities, net of effect of business combination:
Accounts receivable, net	(8,864)	(15,145)
Inventories, net	(27,333)	(18,041)
Prepaid expenses and other assets	(11,232)	(1,086)
Accounts payable	12,011	15,280
Accrued expenses and other liabilities	1,277	(3,543)
Net cash provided by operating activities	20,522	47,638

INVESTING ACTIVITIES:
Capital expenditures, including intangibles	(30,771)	(22,816)
Proceeds from sale of fixed assets	329	44
Insurance proceeds for fixed assets	-	1,403
Proceeds from disposal of non-core products	34,386	-
Investment in venture capital fund	(1,200)	-
Net cash provided by (used for) investing activities	2,744	(21,369)

FINANCING ACTIVITIES:
Revolving credit facility borrowings	81,500	27,500
Revolving credit facility payments	(69,000)	(47,500)
Proceeds from issuance of debt	2,195	369
Repayments of debt	(1,300)	(4,372)
Earn-out consideration cash payment	(3,394)	-
Other financing costs	(1,346)	-
Common Share repurchase program	(50,000)	-
Repurchase of Common Shares to satisfy employee tax withholding	(4,037)	(4,206)
Net cash used for financing activities	(45,382)	(28,209)

Effect of exchange rate changes on cash and cash equivalents	(3,713)	(3,408)
Net change in cash and cash equivalents	(25,829)	(5,348)
Cash and cash equivalents at beginning of period	81,092	66,003

Cash and cash equivalents at end of period	$55,263	$60,655

Supplemental disclosure of cash flow information:
Cash paid for interest	$3,210	$3,899
Cash paid for income taxes, net	$11,858	$14,899

Supplemental disclosure of non-cash operating and financing activities:
Bank payment of vendor payables under short-term debt obligations	$-	$-

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Regulation G Non-GAAP Financial Measure Reconciliations

Reconciliation to US GAAP

Exhibit 1 - Adjusted EPS

Reconciliation of Q3 2019 Adjusted EPS

(USD in millions)	Q3 2019	Q3 2019 EPS
Net Income Attributable to Stoneridge	$6.7	$0.24

Add: After-Tax Step-Up in Fair Value of Earn-Out (PST)	0.9	0.03
Add: After-Tax Restructuring Costs	2.8	0.10
Add: After-Tax Share-Based Comp Accelerated Vesting	0.1	0.00
Less: After-Tax Capitalized Software Development Expensed in Q1 and Q2	(0.7)	(0.02)
Add: After-Tax Business Realignment Costs	0.3	0.01
Adjusted Net Income	$10.2	$0.37

Exhibit 2 – Adjusted Operating Income by Segment

Reconciliation of Control Devices Adjusted Operating Income

(USD in millions)	Q3 2019
Control Devices Operating Income	$9.8

Add: Pre-Tax Restructuring Costs	3.6
Control Devices Adjusted Operating Income	$13.3

Reconciliation of Control Devices Adjusted Operating Income Excluding Disposed Non-Core Products

(USD in millions)	Q3 2019
Adjusted Operating Income	$13.3

Less: Pre-Tax Gain from Disposed Non-Core Products	(1.1)
Adjusted Operating Income Excluding Disposed Non-Core Products	$12.3

Reconciliation of Electronics Adjusted Operating Income

(USD in millions)	Q3 2019
Electronics Operating Income	$7.7

Add: Pre-Tax Restructuring Costs	0.1
Less: Pre-Tax Capitalized Software Development Expensed in Q1 and Q2	(0.8)
Electronics Adjusted Operating Income	$6.9

Reconciliation of PST Adjusted Operating Income

(USD in millions)	Q3 2019
PST Operating Income	$(0.5)

Add: Pre-Tax Step-Up in Fair Value of Earn-Out (PST)	0.9
PST Adjusted Operating Income	$0.5

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Exhibit 3 – Adjusted Operating Income

Reconciliation of Adjusted Operating Income

(USD in millions)	Q3 2019
Operating Income	$9.3

Add: Pre-Tax Step-Up in Fair Value of Earn-Out (PST)	0.9
Add: Pre-Tax Restructuring Costs	3.7
Add: Pre-Tax Share-Based Comp Accelerated Vesting	0.2
Add: Pre-Tax Business Realignment Costs	0.4
Less: Pre-Tax Capitalized Software Development Expensed in Q1 and Q2	(0.8)
Adjusted Operating Income	$13.7

Exhibit 4 – Adjusted EBITDA

Reconciliation of Adjusted EBITDA

(USD in millions)	Q4 2018	Q1 2019	Q2 2019	Q3 2019
Income Before Tax	$12.7	$11.5	$48.8	$8.1
Interest expense, net	1.0	1.0	1.0	1.1
Depreciation and amortization	7.4	7.2	7.6	7.9
EBITDA	$21.2	$19.7	$57.4	$17.1
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (PST)	(1.7)	0.5	0.5	0.9
Less: Pre-Tax Gain in Fair Value of Equity Investment		(0.0)
Add: Pre-Tax Restructuring Costs		2.8	3.6	3.7
Add: Pre-Tax Business Realignment Costs	3.4	1.1		0.4
Less: Pre-Tax Gain from Disposal of Non-Core Products			(33.9)
Less: Pre-Tax Recovery of Brazilian Indirect Taxes			(6.5)
Add: Pre-Tax Share-Based Comp Accelerated Vesting			0.5	0.2
Less: Pre-Tax Capitalized Software Development Expensed in Q1 and Q2				(0.8)
Add: Pre-Tax Capitalized Software Development Capitalized in Q3		0.2	0.7
Less: Pre-Tax One-Time Sale of Non-Core Product Inventory			(1.4)
Adjusted EBITDA	$22.9	$24.2	$20.9	$21.5

Exhibit 5 – Adjusted Gross Profit

Reconciliation of Adjusted Gross Profit

(USD in millions)	Q3 2019
Gross Profit	$51.9

Add: Pre-Tax Restructuring Costs	2.5
Adjusted Gross Profit	$54.4

Exhibit 6 –Sales Control Devices

Reconciliation of Control Devices Adjusted Sales Excluding Disposed Non-Core Products

(USD in millions)	Q3 2019
Adjusted Control Devices Sales	$109.9

Less: Sales from Disposed Non-Core Products	(10.8)
Adjusted Control Devices Sales Excluding Disposed Non-Core Products	$99.1

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